Exhibit 99.1

PRESS RELEASE

ASPEN ANNOUNCES ESTIMATED IMPACT
OF OGDEN RATE CHANGE

HAMILTON, Bermuda - March 29, 2017 - Aspen Insurance Holdings Limited (“Aspen”) (NYSE: AHL) announced today the estimated financial impact of the recent U.K. Ministry of Justice decision to decrease the discount rate used to calculate lump sum awards in U.K. bodily injury cases, known as the Ogden rate.

Aspen expects to increase carried reserves for impacted lines of business by approximately $30 million, on a pre-tax basis, in the first quarter of 2017 as a result of the change in the Ogden rate. Approximately half of the impact relates to business that Aspen has either exited and is in run-off or where Aspen has scaled back significantly over a number of years.

The Ogden rate change impacts Aspen’s Insurance segment via its U.K. employer’s liability and U.K. public liability business. In Aspen Reinsurance, exposure to the Ogden rate change comes from reinsurance of U.K. employer’s liability and U.K. public liability business and to a lesser degree U.K. motor liability reinsurance.  Aspen has not been a significant reinsurer of U.K. motor liability for a number of years and has limited exposure to this business.

Aspen’s estimate of the financial impact of the Ogden rate change for the first quarter of 2017 is based, among other factors, on a review of its open claims in relevant classes of business.  Due to the complexity of factors contributing to the preliminary nature of the information used to prepare this estimate, there can be no assurance that the ultimate impact of the change in the Ogden rate on Aspen’s reserves will remain within the stated amount.

- ENDS -

NOTES TO EDITORS:

About Aspen Insurance Holdings Limited
Aspen provides reinsurance and insurance coverage to clients in various domestic and global markets through wholly-owned subsidiaries and offices in Australia, Bermuda, Canada, France, Germany, Ireland, Singapore,

Switzerland, the United Arab Emirates, the United Kingdom and the United States. For the year ended December 31, 2016, Aspen reported $12.1 billion in total assets, $5.3 billion in gross reserves, $3.6 billion in total shareholders’ equity and $3.1 billion in gross written premiums. Its operating subsidiaries have been assigned a rating of “A” by Standard & Poor’s Financial Services LLC (“S&P”), an “A” (“Excellent”) by A.M. Best Company Inc. (“A.M. Best”) and an “A2” by Moody’s Investors Service, Inc. (“Moody’s”).

Application of the Safe Harbor of the Private Securities Litigation Reform Act of 1995
This press release may contain written “forward-looking statements” within the meaning of the U.S. federal securities laws. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include all statements that do not relate solely to historical or current facts, and can be identified by the use of words such as “expect,” “intend,” “plan,” “believe,” “do not believe,” “project,” “anticipate,” “seek,” “will,” “estimate,” “may,” “likely,” “continue,” “assume,” “objective,” “aim,” “guidance,” “outlook,” “trends,” “future,” “could,” “would,” “should,” “target,” “on track” and similar expressions of a future or forward-looking nature.

All forward-looking statements rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors, many of which are outside Aspen’s control that could cause actual results to differ materially from such statements. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in these statements. For a detailed description of uncertainties and other factors that could impact the forward-looking statements in this press release, please see the “Risk Factors” section in Aspen’s Annual Report on Form 10-K for the year ended December 31, 2016 filed with the U.S. Securities and Exchange Commission on February 22, 2017. Aspen undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date on which they are made.

For further information

Please visit www.aspen.co or contact:

Investors
Mark Jones, Senior Vice President, Investor Relations, Aspen
mark.p.jones@aspen.co
+1 (646) 289 4945

Media
Steve Colton, Head of Group Communications, Aspen
steve.colton@aspen.co
+44 20 7184 8337

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